UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 9, 2006

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

In a press release dated October 9, 2006, The Cheesecake Factory Incorporated reported preliminary, unaudited revenues for the third quarter of fiscal 2006, which ended on October 3, 2006.

Total revenues increased approximately 11% to $325.0 million from $292.8 million in the third quarter of fiscal 2005.  Comparable restaurant sales decreased 1.6% in the third quarter of fiscal 2006 driven by the macro trends impacting much of the restaurant industry, as previously discussed by the Company.  By concept, comparable restaurant sales decreased 2.1% at The Cheesecake Factory and increased 6.7% at Grand Lux Cafe in the third quarter of fiscal 2006.  Comparable restaurant sales at both concepts were negatively impacted by approximately 1% in the third quarter of fiscal 2006 due to a shift in the current year’s fiscal calendar, as the quarter began after the Fourth of July holiday and ended in the first week of October.  The Company had an approximate 1% effective menu price increase at The Cheesecake Factory restaurants during the quarter.

The Company has opened eight restaurants year-to-date, including the openings of three Cheesecake Factory restaurants and one Grand Lux Cafe in the third quarter of fiscal 2006. The Company reiterated its new restaurant opening target for fiscal 2006 of as many as 21 new restaurants, including one Grand Lux Cafe.  The majority of new restaurant openings scheduled for the fourth quarter of fiscal 2006 are slated to open throughout November and during the first two weeks of December 2006.

The Company incurred expenses of approximately $1.0 million to $1.2 million in the third quarter of fiscal 2006 associated with the voluntary stock option review.  Additional expenses related to the stock option review, the associated informal SEC inquiry and shareholder lawsuits will likely be incurred, but cannot be estimated at this time.

The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

SECTION 8 – OTHER EVENTS

ITEM 8.01  OTHER EVENTS

The Company also announced that two purported shareholder derivative complaints alleging claims related to the Company’s option granting practices have been filed in the United States District Court for the Central District of California against The Cheesecake Factory Incorporated and certain of its current and former officers and directors.  These two complaints were filed by at least one of the same plaintiffs that had previously filed shareholder derivative complaints in Los Angeles County Superior Court and raise essentially the same claims as the previously disclosed lawsuits.  These actions are in the preliminary stages, and the Company cannot provide assurance that their ultimate outcome will not have a material, adverse affect on the Company’s business, financial condition or results of operations.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

99.1                           Press release dated October 9, 2006 entitled, “The Cheesecake Factory Reports Preliminary Revenues for Third Quarter of Fiscal 2006”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 9, 2006	THE CHEESECAKE FACTORY INCORPORATED

		By:	/s/ MICHAEL J. DIXON
Michael J. Dixon Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated October 9, 2006 entitled, “The Cheesecake Factory Reports Preliminary Revenues for Third Quarter of Fiscal 2006”